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                                                                   Exhibit 10.15

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT dated as of July 1, 1999 (the "Effective Date"), by and between Metallurg, Inc., a Delaware corporation, with principal offices at 6 East 43rd Street, New York, N.Y. 10017 (the "Company"), and Michael Alan Standen, residing at 290 Stuyvesant Avenue, Rye, New York 10580 (the "Consultant").

                                  WITNESSETH:

          WHEREAS, the Company desires to engage the services of Consultant in a consulting capacity and Consultant is willing to be engaged by the Company in a consulting capacity as an independent contractor upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Consultant (individually, a "Party" and together, the "Parties") agree as follows:

          1. Engagement. The Company hereby engages Consultant and Consultant hereby accepts such engagement on the terms and conditions set forth herein to serve the Company in a consulting capacity.

          2. Term. The period of service of Consultant to the Company will be for a term commencing on the Effective Date and continuing until terminated by either party upon three (3) months' written notice (the "Consulting Period").

          3. Duties. During his engagement hereunder, Consultant shall provide such consulting services as the Company requires of him from time to time to assist the Company in the operation of its business, its strategic planning, supplier and customer relationships, subsidiary matters and any related projects that may be requested of him by the President and Chief Executive Officer of the Company or the Board of Directors. Consultant shall use his best efforts and skill to perform these services on the terms and conditions set forth herein. The parties hereby agree that Consultant will make himself available for an aggregate of up to five (5) days per calendar quarter through telephone contact and occasional meetings.

          4. Compensation. As total and exclusive compensation for consulting services rendered pursuant to this Agreement, the Company agrees to pay Consultant U.S. $10,000 per calendar quarter payable in arrears on the last day of each calendar quarter. Upon termination of this engagement by either party, Consultant shall be paid through the end of the quarter in which notice of termination has been given, as well as through the next immediate quarter thereafter.

          5. Expenses. All reasonable and customary expenses incurred by Consultant in the performance of the services required by this Agreement, including, but not limited to, all related out-of-pocket expenses, shall be reimbursed by the Company upon appropriate documentation by Consultant in accordance with the Company's policy for the reimbursement of expenses, as it exists from time to time.

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     6.   Confidentiality. During the Consulting Period and thereafter,
Consultant shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including any trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the Consulting Period, including but not limited to records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with his work as a consultant to the Company, (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information, or (iii) as to such confidential information that becomes generally known to the public or trade without violation of this
Section 6.

     7.   Noncompetition.

     (a) Consultant covenants and agrees that during the Consulting Period and during the six-month period following the end of the Consulting Period, he shall not at any time, without the prior written consent of the Company, directly or indirectly, engage in a Competitive Activity. As used herein, Competitive Activity means any activity engaged in by Consultant, whether as an employee, principal, sole proprietor, consultant, agent, officer, director, partner or shareholder (except as a less than one-percent shareholder of a publicly traded company or a less than five-percent shareholder of a privately held company), which directly competes with the Company or any subsidiary. For this purpose, an activity which directly competes with the Company or any subsidiary shall mean a business that was being conducted by the Company or any subsidiary during the Consulting Period. Notwithstanding anything to the contrary in this Section 7(a), an activity shall not be deemed to be a Competitive Activity (x) solely as a result of Consultant's being employed by or otherwise associated with a business of which a unit is in competition with the Company or any subsidiary but as to which unit Consultant does not have direct or indirect responsibilities for the products or product lines involved or (y) if the activity contributes less than 5 percent of revenues for the fiscal year in question of the business by which Consultant is employed or with which he is otherwise associated.

     (b) The Parties acknowledge that in the event of a breach or threatened breach of Section 7(a) above, the Company shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Section 7(a) above, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain Consultant and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provision of Section 7(a) above. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 7(a) above, including the recovery of damages.
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     8.   Limitation on Authority. Consultant shall have no authority to bind the Company by or to any obligation, agreement, promise or representation without first obtaining the Company's prior written approval.

     9. Entire Agreement; Previous Agreement; Modifications. This instrument contains the entire agreement of the Parties with respect to the subject matter hereof. Any other oral or written agreements entered into with respect hereto are hereby revoked and superseded by this Agreement. No modifications shall be made hereto except by agreement in writing signed by both Parties. The previous Consulting Agreement, dated as of October 1998, between the parties is cancelled and of no further force or effect, except with respect to Sections 6 and 7 thereof.

     10. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect and such provision or portion of this Agreement shall remain in effect to the fullest extent permitted by law.

     11. Notices. All notices and other communications which are required or permitted hereunder shall be in writing and shall be sufficient if mailed by registered or certified mail, postage prepaid, to the address set forth at the beginning of this Agreement or such other address as any Party hereto shall have specified by notice in writing to the other Party hereto. All such notices and communications shall be deemed to have been received on the earlier of the date of delivery thereof or the third business day after the mailing thereof.

     12. Successors; Assignability. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their respective successors, assigns, heirs and legal representatives. This Agreement shall not be assignable by either Party without the prior written consent of the other Party hereto.

     13. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     IN WITNESS WHEREOF, Consultant and the Company have executed this Agreement on the date first above set forth.


                                        METALLURG, INC.



/s/ Michael A. Standen                  By: /s/ Alan D. Ewart
--------------------------                  --------------------------------
Michael A. Standen                      Name:  Alan D. Ewart
                                        Title: President and Chief
                                               Executive Officer